Raptor Pharmaceuticals Corp.

Initiates Phase IIa Clinical Study

For ConviviaTM

Patient Dosing Underway in Company’s First Clinical Program

Novato, California, April 21, 2008 – Raptor Pharmaceuticals Corp. (“Raptor” or the “Company”) (OTC Bulletin Board: RPTP), today announced that its clinical development subsidiary, Bennu Pharmaceuticals Inc. (“Bennu”), has initiated the Company’s first clinical-stage program after dosing the first cohort in a Phase IIa study of oral 4-methylpyrazole (“4-MP”) in subjects with ALDH2 deficiency, or ethanol intolerance, as the initial development stage of its Convivia™ program. Convivia™ is Bennu’s proprietary, oral formulation of 4-MP designed to reduce peak systemic acetaldehyde levels in ALDH2 deficient persons following alcohol consumption.

ALDH2 deficiency, sometimes referred to as “Asian flushing syndrome”, is an inherited metabolic disorder affecting 40% to 50% of East Asian populations, impairing the activity of the liver enzyme aldehyde dehydrogenase (“ALDH2”). When people with ALDH2 deficiency drink alcoholic beverages, there is an accumulation of acetaldehyde, a carcinogenic intermediate in the metabolism of ethanol, in blood and tissues. Published retrospective studies have observed a significant correlation between recurrent drinkers with ALDH2 deficiency and an increase in risk for digestive tract cancers, liver diseases, late-onset Alzheimer’s disease and other serious health disorders. In addition to the long-term health risks, elevated acetaldehyde levels produce acute symptoms, including facial flushing, tachycardia (rapid heart rate), headache, nausea and dizziness.

Although ALDH2 deficient people suffer from unpleasant reactions and face long-term health risks, a substantial proportion of them are recurring drinkers of alcoholic beverages. Currently there are no approved treatments for ALDH2 deficiency, and people with this disorder could potentially benefit from a treatment that reduces acetaldehyde toxicities.

Convivia™ is designed to reduce peak systemic acetaldehyde levels in ALDH2 deficient persons following alcohol consumption. 4-MP, the active ingredient in Convivia™ and used in this Phase IIa study, is FDA-approved in an injectible formulation for other indications, but is investigational for treatment of acetaldehyde toxicities associated with ethanol exposure in ALDH2 deficient subjects.

Ted Daley, president of Bennu, stated, “ALDH2 deficiency is fueling a public health concern among clinical geneticists within the Asian medical community, which underscores the need to address this patient population with an effective treatment option. Although the risks of cancers and other health problems associated with this disorder have been documented in numerous studies over the past several years, they are not widely known to the general population or to the substantial proportion of Asians who are at risk. Even light to moderate ethanol intake may expose people with this condition to increased risks for serious diseases without them realizing it.”

Phase IIa Clinical Trial of Oral 4-MP

Bennu’s Phase IIa clinical study is being conducted in Hawaii. The study is examining an oral administration of the current liquid injectible dose form of 4-MP that is marketed in the United States for other indications. Up to 32 subjects of Japanese descent who have a history of flushing reactions from alcohol will participate in a randomized, double-blind, placebo-controlled, dose escalation study of this orally administered liquid 4-MP or placebo, concomitant with ethanol. Participants will give subjective responses on severity of their symptomatic reactions and investigators will measure their blood levels of acetaldehyde and ethanol as well as heart rate and skin temperature, in order to evaluate tolerability, safety and efficacy of 4-MP at various dose levels. The results of the study are expected in June 2008.

About Raptor Pharmaceuticals Corp.

Raptor Pharmaceuticals Corp.’s business consists of two segments: its 100% ownership of development stage biotechnology company Raptor Pharmaceutical Inc. (“Raptor Inc.”); and its 100% ownership of clinical-stage development company Bennu Pharmaceuticals Inc. Raptor Inc. bioengineers novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins, while Bennu advances clinical-stage product candidates towards marketing approval and commercialization.

Raptor Inc.’s preclinical programs target cancer, neurodegenerative disorders and infectious diseases. HepTide™ is designed to utilize engineered RAP-based peptides conjugated to drugs to target their delivery to the liver to potentially treat primary liver cancer and hepatitis. In neurodegenerative diseases, engineered RAP peptides called NeuroTrans™ are currently undergoing evaluation at Stanford University in cell culture and preclinical models for their ability to enhance the transport of molecules from blood to brain. In an effort to protect its novel approach, Raptor Inc. currently has five patent applications in review in the U.S., and countries in Europe and Asia, as well as two provisional patent applications licensed from Washington University. In addition, Raptor Inc. has recently submitted two new provisional patent applications in the U.S., the first of which covers a new family of RAP peptides, and the second application to further support and expand its coverage in specific disease indications.

Bennu executes the clinical development of product candidates developed internally at Raptor and in-licensed candidates that are: 1) new chemical entities in mid-to-late stage clinical development; 2) currently approved drugs with potential efficacy in additional indications; and 3) treatments that may be repurposed or reformulated as potentially more effective or convenient treatments for their currently approved indications. Bennu’s initial clinical programs include the treatment of aldehyde dehydrogenase (“ALDH2”) deficiency and nephropathic cystinosis.

For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: the Company’s ability to successfully develop ConviviaTM or any of its other drug product candidates or technologies; the ability of ConviviaTM to reduce peak systemic acetaldehyde levels in ALDH2 deficient persons following alcohol consumption; and the Company’s ability to continue and conclude the Phase IIa study of the liquid injectible dose form of 4-MP. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent our forward looking statements from fruition include that we may be unsuccessful in developing any products or acquiring products; that our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; that we are unable to retain or attract key employees whose knowledge is essential to the development of our products; that unforeseen scientific difficulties develop with our process; that our patents are not sufficient to protect essential aspects of our technology; that competitors may invent better technology; that our products may not work as well as hoped or worse, that our products may harm recipients; and that we may not be able to raise sufficient funds for development or working capital when we require it. As well, our products may never develop into useful products and even if they do, they may not be approved for sale to the public. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in our filings from time to time with the Securities and Exchange Commission (the “SEC”), which we strongly urge you to read and consider, including our Registration Statement on Form SB-2, as amended, that was declared effective on July 10, 2006; our annual report on Form 10-KSB filed with the SEC on November 13, 2007; and our Form 10-QSB filed with the SEC on April 14, 2008, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in our reports filed with the SEC. We expressly disclaim any intent or obligation to update any forward-looking statements.

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The Ruth Group

Sara Ephraim (investors)	Janine McCargo (media)
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